EXHIBIT 10.3


                               GLEN BURNIE BANCORP

                          DIRECTOR STOCK PURCHASE PLAN
1.Purposes:

The purposes of this Plan are:

      (a) To encourage eligible Directors of Glen Burnie Bancorp to acquire ownership of common stock. The Corporation wishes to encourage the sense of proprietorship on the part of the Directors, who will be largely responsible for the continued growth of the Corporation.
      (b)    To recognize past valuable services of the Directors.
      (c) To furnish such Director with further incentive to develop and promote the business and financial success of the Corporation.
      (d) To induce each Director to continue in the service of the Corporation by providing a means whereby such Director may be given an opportunity to purchase additional stock in the Corporation.
      (e) To provide additional capital for the growth and stability of the bank.

2.    Definitions:

The following words or terms used herein have the following meaning:

      (a) The word "Corporation" means Glen Burnie Bancorp, a Maryland chartered bank holding company.
      (b) The "Plan" shall mean this Glen Burnie Bancorp Director Stock Purchase Plan.
      (c)    "Board" shall mean the Board of Directors of Glen Burnie Bancorp.
      (d) "Shares", "Stock" or "Common Stock" shall mean shares of $10.00 par value common stock of Glen Burnie Bancorp.
      (e) The "Committee" shall mean the committee appointed by the Board to administer the Plan.
      (f) "Option" shall mean the right of a Director to purchase Common Stock under the Plan.
      (g) "Date of Grant" shall mean, in respect of any Option, the date on which the Board grants the Option under the Plan.
      (h) "Date of Exercise" shall mean the date upon which the Director completes the payment requirement of the Option and is entitled to delivery of the Shares so purchased, which date shall in no event be later than twelve (12) months after the Date of Grant.
      (i) "Option Period" shall mean the period commencing upon the Date of Grant and ending on the earlier of the date of exercise or the expiration of the option.
      (j) "Purchase Price" shall mean fair market value, as determined by the latest trade through Legg Mason Wood Walker.
      (k) "Director" shall mean any Director eligible under this Plan as hereinafter defined in paragraph three.


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3.    Eligibility:

             Any Director, Advisory Director or Director Emeritus in good standing currently serving on the Board of Directors as of the date of grant shall be eligible to participate in the Director Stock Purchase Plan.

4.    Stock:

             The Stock subject to the Options shall be shares of Glen Burnie Bancorp authorized but unissued ($10.00 par value per share). The aggregate number of shares on which Options may be issued shall not exceed twenty thousand (20,000) shares of Common Stock at any one time. Shares optioned and not exercised shall continue to be available for inclusion in any subsequent Options that may be granted under the Plan. In no event may any one Director be granted Options for more than two hundred and fifty
      (250) shares of Stock in any single grant. The number of shares represented by this Plan will be adjusted for stock splits and stock dividends subsequent to the date the Plan is adopted.

5.    Administration:

             The Stock Purchase Plan shall be administered by the Employee Compensation and Benefits Committee including at least three members, namely, the Chairman of the Board of Directors, the Chief Executive Officer of the Corporation, and an active Director other than the above named, who is elected annually by the Board of Directors at the organizational meeting. A majority of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members.

             Subject to the express provisions of the Plan, the Committee shall also have the power and authority to construe and interpret the Plan and the respective option agreements entered into thereunder, and to make all other determinations necessary or advisable for administering the Plan.

6.    Procedure for Grant and Acceptance of Option:

             An Eligible Director shall be notified, in writing, by Glen Burnie Bancorp of the Grant of any Option or Options. If any eligible Director elects to exercise the Option within the option period, he may purchase the number of Shares specified in the Option, or a lesser number, but in no event less than fifty (50) shares.


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7.      Option Price:

               The purchase price of the shares, under any Option granted pursuant to this Plan, shall be the Fair Market Value of the stock on the date upon which such Option is granted.

8.      Method of Payment:

               The Option Price shall be paid in full at the time an Option is exercised under the Plan. Promptly after the exercise of an Option and the full payment of the Option Price, the Participant shall be entitled to the issuance of a stock certificate evidencing ownership of such Stock. A participant shall have none of the rights of a shareholder with respect to shares under option as provided in the Plan until shares are issued, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

9.      Options to Purchase Shares not Transferable:

               Options granted to an Eligible Director under the Plan are exercisable during such Eligible Directors' lifetime, up to the limitation in paragraph 6, only by the Director; such Options may not be sold, transferred (other than by will or the laws of descent and distribution), pledged, or otherwise disposed or encumbered.

10.     Amendment and Termination:

               The Board of Directors may terminate, amend, or revise the Plan with respect to any shares, on which Options have not been granted. Neither the Board nor the Committee may, without the consent of the holder of an Option, alter or impair any Option previously granted under the Plan, except as authorized herein. No such revision or amendment shall change the number of shares subject to the Plan or permit granting of Options under the Plan to persons other than the Directors of Glen Burnie Bancorp.

11.     Death:

               If a Director dies during the term of office, or after having retired, and without having fully exercised open Options, the executors or administrators, or legatees or heirs, of the estate shall have the right to exercise such Options to the extent that such deceased Director was entitled to exercise the Options on the date of death; provided, however, that in no event shall the Options be exercisable more than twelve (12) months from the date they were granted, or within nine (9) months after Letters of Administration are issued.


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12.     Commencement of Plan:

               The Plan shall not take effect until approved by the Board of Directors in accordance with the approval given at the March 11, 1993 stockholders' meeting.

13.     Governmental Approvals or Consents:

               The Plan and any Options granted thereunder are subject to any governmental approvals or consent that may be or become applicable in connection therewith. The Board may make such changes in the Plan and include such terms in any Option granted under the Plan as may be necessary or desirable, in the opinion of counsel of Glen Burnie Bancorp, to comply with the rules or regulations of any governmental authority, or to be eligible for tax benefits under the Internal Revenue Code or laws of any State.

14.     Preemptive Rights:

               Glen Burnie Bancorp stock has preemptive rights that allow shareholders to maintain an existing percentage of ownership in the Corporation. The adoption of this plan affects the shareholders of the Corporation because there is some dilution of their percentage of ownership. Therefore, this plan would be an exception to normal preemptive rights.